                                                                    EXHIBIT 24.1



                               POWER OF ATTORNEY
                               -----------------


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors of TELXON CORPORATION, a Delaware corporation ("Registrant"), hereby constitutes and appoints Robert F. Meyerson, William J. Murphy and Kenneth W. Haver, his attorneys-in-fact and agents, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to prepare or cause to be prepared and to sign a Registration Statement on Form S-8 under the provisions of the Securities Act of 1933, as amended (the "Act"), or an Amendment to the existing, effective Registration Statement on Form S-8 with respect to the shares of Registrant's Common Stock, par value $.01 per share (the "Common Stock"), authorized for issuance to Registrant's employees pursuant to the exercise of stock options granted them from time to time under the Registrant's 1990 Stock Option Plan (as amended, the "Plan") as initially adopted and approved by the Registrant's Board of Directors and stockholders, with respect to the shares of Common Stock added to the Plan subsequent to the filing of said existing Registration Statement, and any and all amendments to such Registration Statement or Amendment and to file the same, including all exhibits thereto and other documents required in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might and could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents and any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
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    IN WITNESS WHEREOF, each of the undersigned has executed this instrument in the capacities and on the date indicated.


NAME                                         CAPACITY                           DATE
----                                         --------                           ----

 /s/ Richard J. Bogomolny                    Director                           October 19, 1995
--------------------------------------
Richard J. Bogomolny


 /s/ John H. Cribb                           Vice Chairman of the Board         October 19, 1995
--------------------------------------       and Director
John H. Cribb


 /s/ Robert A. Goodman                       Secretary and Director             October 19, 1995
--------------------------------------
Robert A. Goodman


 /s/ Robert F. Meyerson                      Chairman of the Board, Chief       October 19, 1995
--------------------------------------       Executive Officer
Robert F. Meyerson                           and Director


 /s/ William J. Murphy                       President, Chief Operating         October 19, 1995
--------------------------------------       Officer and Director
William J. Murphy


 /s/ Raj Reddy                               Director                           October 19, 1995
--------------------------------------
Raj Reddy


 /s/ Norton W. Rose                          Director                           October 19, 1995
--------------------------------------
Norton W. Rose